Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Senior Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS SECOND QUARTER

2022 EARNINGS

•	Second quarter net income of $128.5 million and earnings per share (diluted) of $1.40
•	Second quarter net income increased $6.2 million or 5.0% compared to the first quarter 2022
•	Loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, increased $406.9 million or 2.4% (9.8% annualized) during the second quarter 2022
•	Allowance for credit losses on loans and on off-balance sheet credit exposure of $313.9 million
•	Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, of 1.67%(1)
•	Nonperforming assets remain low at 0.07% of second quarter average interest-earning assets
•	Return (annualized) on second quarter average assets of 1.36%
•	Returns (annualized) on second quarter average common equity of 7.84% and average tangible common equity of 15.73%(1)
•	Repurchased 981,884 shares during the second quarter 2022

HOUSTON, July 27, 2022. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $128.5 million for the quarter ended June 30, 2022 compared with $130.6 million for the same period in 2021. Net income per diluted common share was $1.40 for the quarter ended June 30, 2022 compared with $1.41 for the same period in 2021, and the annualized return on second quarter average assets was 1.36%. Additionally, loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program (“PPP”) loans, increased $406.9 million or 2.4% (9.8% annualized) during the second quarter of 2022. Nonperforming assets remain low at 0.07% of second quarter average interest-earning assets.

“We experienced a strong second quarter of 2022. Earnings increased 5.0% compared with the first quarter of 2022 and we expect continued earnings growth as interest rates increase. Further, our core loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, grew $406.9 million or 2.4% (9.8% annualized) during the quarter, while our non-performing loans remained very low,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

“Texas and Oklahoma continue to shine as more people and companies move to these states. For example, according to CNBC, Texas added more jobs over the last year than the 25 lowest job growth states combined. Further, during the last year, the Dallas-Fort Worth area added 295,000 jobs, three times its average annual growth, and the Houston area added 185,000 jobs. Unemployment remains unusually low,” continued Zalman.

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(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“We are optimistic about our company, with increased earnings, strong asset quality and over 250 locations in one of the best economies in the nation.  This is evidenced by our repurchase of 981,884 shares of our stock during the second quarter of 2022,” added Zalman.

“Thank you to all the customers, associates and directors for helping build a successful company,” concluded Zalman.

Results of Operations for the Three Months Ended June 30, 2022

Net income was $128.5 million(2) for the three months ended June 30, 2022 compared with $130.6 million(3) for the same period in 2021. The change was primarily due to a decrease in loan interest income (including a decrease in PPP fees and interest income of $10.4 million) and loan discount accretion of $12.1 million, partially offset by an increase in securities interest income and a decrease in interest expense. Net income per diluted common share was $1.40 for the three months ended June 30, 2022 compared with $1.41 for the same period in 2021. On a linked quarter basis, net income was $128.5 million(2) for the three months ended June 30, 2022 compared with $122.3 million(4) for the three months ended March 31, 2022, an increase of $6.2 million or 5.0%. The change was primarily due to an increase in securities interest income, partially offset by a decrease in loan discount accretion of $5.1 million. Net income per diluted common share was $1.40 for the three months ended June 30, 2022 compared with $1.33 for the three months ended March 31, 2022. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2022 were 1.36%, 7.84% and 15.73%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and securities) was 43.12%(1) for the three months ended June 30, 2022.

Net interest income before provision for credit losses for the three months ended June 30, 2022 was $248.5 million compared with $245.4 million for the same period in 2021, an increase of $3.1 million or 1.3%. On a linked quarter basis, net interest income before provision for credit losses was $248.5 million compared with $239.9 million for the three months ended March 31, 2022, an increase of $8.5 million or 3.6%. The change was primarily due to an increase in the average balances and average rates on investment securities.

The net interest margin on a tax equivalent basis was 2.97% for the three months ended June 30, 2022 compared with 3.11% for the same period in 2021. The change was primarily due to a decrease in loan discount accretion of $12.1 million and a decrease in PPP fees and interest income of $10.4 million, partially offset by an increase in the average balances and average rates on investment securities and a decrease in the average rate on interest-bearing liabilities. On a linked quarter basis, the net interest margin on a tax equivalent basis was 2.97% for the three months ended June 30, 2022 compared with 2.88% for the three months ended March 31, 2022. The change was primarily due to higher average balances and average rates on investment securities and lower cash balances due to a reduction in liquidity, partially offset by a decrease in loan discount accretion of $5.1 million.

Noninterest income was $37.6 million for the three months ended June 30, 2022 compared with $35.6 million for the same period in 2021, an increase of $2.0 million or 5.7%. This change was primarily due to an increase in nonsufficient funds fees (“NSF”) income, a net gain on the sale or write-down of assets and an increase in trust income, partially offset by a decrease in mortgage income. On a linked quarter basis, noninterest income was $37.6 million compared with $35.1 million for the three months ended March 31, 2022, an increase of $2.5 million or 7.0%. This change was primarily due to increases in credit card, debit card and ATM card income, a net gain on the sale or write-down of assets and other noninterest income.

Noninterest expense was $122.9 million for the three months ended June 30, 2022 compared with $115.2 million for the same period in 2021, an increase of $7.7 million or 6.7%, primarily due to an increase in salaries and benefits and the change in net loss (gain) on sale or write-down of other real estate.  On a linked quarter basis, noninterest expense increased $3.0 million or 2.5% to $122.9 million compared with $119.9 million for the three months ended March 31, 2022. The increase was primarily due to an increase in salaries and benefits, the change in net loss (gain) on sale or write-down of other real estate and an increase in other noninterest expense.

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(2)	Includes purchase accounting adjustments of $103 thousand, net of tax, primarily comprised of loan discount accretion of $59 thousand for the three months ended June 30, 2022.
(3)	Includes purchase accounting adjustments of $9.8 million, net of tax, primarily comprised of loan discount accretion of $12.2 million for the three months ended June 30, 2021.
(4)	Includes purchase accounting adjustments of $4.1 million, net of tax, primarily comprised of loan discount accretion of $5.2 million for the three months ended March 31, 2022.
(5)	Includes purchase accounting adjustments of $4.2 million, net of tax, primarily comprised of loan discount accretion of $5.3 million for the six months ended June 30, 2022.
(6)	Includes purchase accounting adjustments of $23.0 million, net of tax, primarily comprised of loan discount accretion of $28.5 million for the six months ended June 30, 2021.

Results of Operations for the Six Months Ended June 30, 2022

Net income was $250.8 million(5) for the six months ended June 30, 2022 compared with $263.9 million(6) for the same period in 2021. Net income per diluted common share was $2.73 for the six months ended June 30, 2022 compared with $2.84 for the same period in 2021. Annualized returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2022 were 1.32%, 7.69% and 15.52%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and taxes) was 43.40%(1) for the six months ended June 30, 2022.

Net interest income before provision for credit losses for the six months ended June 30, 2022 was $488.4 million compared with $500.0 million for the prior year. The change was primarily due to a decrease in the average balances and average rates on loans, a decrease in loan discount accretion of $23.3 million and a decrease in PPP fees and interest income of $22.2 million, partially offset by an increase in the average balance on investment securities and a decrease in the average rate on interest-bearing liabilities.

The net interest margin on a tax equivalent basis for the six months ended June 30, 2022 was 2.92% compared with 3.26% for the same period in 2021. The change was primarily due to a decrease in loan discount accretion of $23.3 million, a decrease in PPP fees and interest income of $22.2 million and an increase in the average balance on investment securities, partially offset by a decrease in the average rate on interest-bearing liabilities.

Noninterest income was $72.7 million for the six months ended June 30, 2022 compared with $69.6 million for the same period in 2021, an increase of $3.2 million or 4.5%. This change was primarily due to an increase in NSF income, a net gain on the sale or write-down of assets and an increase in other noninterest income, partially offset by a decrease in mortgage income.

Noninterest expense was $242.7 million for the six months ended June 30, 2022 compared with $234.3 million for the same period in 2021, an increase of $8.5 million or 3.6%. The increase was primarily due to an increase in salaries and benefits, the change in net loss (gain) on sale or write-down of other real estate, an increase in credit and debit card and data processing expense and an increase in other noninterest expense.

Balance Sheet Information

At June 30, 2022, Prosperity had $37.387 billion in total assets, an increase of $1.287 billion or 3.6%, compared with $36.100 billion at June 30, 2021.

Loans at June 30, 2022 were $18.209 billion, a decrease of $1.043 billion or 5.4%, compared with $19.252 billion at June 30, 2021, primarily due to decreases in Warehouse Purchase Program, PPP and commercial real estate loans, partially offset by increases in 1-4 family residential and construction, land development and other land loans. Linked quarter loans increased $141.3 million or 0.8% (3.1% annualized) from $18.068 billion at March 31, 2022. Excluding Warehouse Purchase Program and PPP loans, loans at June 30, 2022 were $17.044 billion compared to $16.376 billion at June 30, 2021, an increase of $667.4 million or 4.1%. Linked quarter loans, excluding Warehouse Purchase Program and PPP loans, increased $406.9 million or 2.4% (9.8% annualized) from $16.637 billion at March 31, 2022.

As part of its lending activities, Prosperity extends credit to oil and gas production and servicing companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas servicing loans are loans to companies that provide services for oil and gas production and exploration. At June 30, 2022, oil and gas loans totaled $430.3 million (net of discount and excluding PPP loans totaling $8.2 million) or 2.4% of total loans, of which $214.0 million were production loans and $216.3 million were servicing loans, compared with total oil and gas loans of $501.8 million (net of discount and excluding PPP loans totaling $92.3 million) or 2.6% of total loans at June 30, 2021, of which $283.1 million were production loans and $218.7 million were servicing loans. In addition, as of June 30, 2022, Prosperity had total unfunded commitments to oil and gas companies of $466.7 million compared with total unfunded commitments to oil and gas companies of $298.4 million as of June 30, 2021. Unfunded commitments to producers include letters of credit issued in lieu of oil well plugging bonds.

Deposits at June 30, 2022 were $29.866 billion, an increase of $755.4 million or 2.6%, compared with $29.110 billion at June 30, 2021. Linked quarter deposits decreased $1.203 billion or 3.9% from $31.068 billion at March 31, 2022, primarily due to a decrease in public fund deposits. Prosperity generally experiences seasonality with its public fund deposits, as public fund customers use the tax dollars they receive in December and January throughout the year, resulting in lower deposit balances in the second and third quarters of the year. On a linked quarter basis, noninterest-bearing deposits increased by $255.5 million.

Asset Quality

Nonperforming assets totaled $22.2 million or 0.07% of quarterly average interest-earning assets at June 30, 2022 compared with $33.7 million or 0.11% of quarterly average interest-earning assets at June 30, 2021 and $27.2 million or 0.08% of quarterly average interest-earning assets at March 31, 2022.

The allowance for credit losses on loans and off-balance sheet credit exposures was $313.9 million at June 30, 2022 compared with $332.8 million at June 30, 2021 and $315.1 million at March 31, 2022.

The allowance for credit losses on loans was $284.0 million or 1.56% of total loans at June 30, 2022 compared with $302.9 million or 1.57% of total loans at June 30, 2021 and $285.2 million or 1.58% of total loans at March 31, 2022. Excluding Warehouse Purchase Program and PPP loans, the allowance for credit losses on loans to total loans was 1.67%(1) at June 30, 2022 compared with 1.85%(1) at June 30, 2021 and 1.71%(1) at March 31, 2022.

There was no provision for credit losses for the three months ended June 30, 2022 and 2021 or the six months ended June 30, 2022 and 2021.

Net charge-offs were $1.2 million for the three months ended June 30, 2022 compared with net charge-offs of $4.3 million for the three months ended June 30, 2021 and net charge-offs of $1.2 million for the three months ended March 31, 2022. During the second quarter of 2022, net charge-offs did not include any purchased credit deteriorated (“PCD”) loans and $1.4 million of specific reserves on resolved PCD loans was released to the general reserve.

Net charge-offs were $2.4 million for the six months ended June 30, 2022 compared with $13.2 million for the six months ended June 30, 2021. Net charge-offs for the six months ended June 30, 2022 did not include any PCD loans and $2.0 million of specific reserves on resolved PCD loans was released to the general reserve during the period.

Dividend

Prosperity Bancshares declared a third quarter cash dividend of $0.52 per share to be paid on October 3, 2022, to all shareholders of record as of September 15, 2022.

Stock Repurchase Program

On January 18, 2022, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately

4.61 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 18, 2023, at the discretion of management. Prosperity Bancshares repurchased 981,884 shares of its common stock at an average weighted price of $66.90 per share during the three and six months ended June 30, 2022.

COVID-19 Pandemic

The Company continues to monitor the latest developments regarding a novel strain of coronavirus disease (“COVID-19”). Although the restrictions previously imposed on businesses and activities by the states of Texas and Oklahoma remained lifted as of June 30, 2022, it is possible that some restrictions could be re-introduced if the number of cases were to increase due to the emergence of a new variant of COVID-19 or otherwise. The COVID-19 pandemic has resulted in significant economic uncertainties that have had, and could continue to have, an adverse impact on the Company’s operating income, financial condition and cash flows. The extent to which the COVID-19 pandemic will impact the Company’s operations and financial results during 2022 cannot be reasonably or reliably estimated at this time.

Since the implementation of the Paycheck Protection Program (“PPP”) in 2020, the Company has obtained Small Business Administration approvals on approximately 18,700 loans totaling $2.036 billion and, as of June 30, 2022, had an outstanding balance of 237 loans totaling $27.6 million.

In response to the COVID-19 pandemic, the Company provided relief to its loan customers through loan extensions and deferrals beginning in March 2020 to selected borrowers on a case-by-case basis. The Company’s troubled debt restructurings do not include loan modifications related to COVID-19. As of June 30, 2022, the Company had no outstanding loans subject to deferral and modification agreements.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, July 27, 2022, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s second quarter 2022 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 0594487.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s home page by selecting “Presentations, Webcasts & Calls” from the menu on the Investor Relations link and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and PPP loans; and the efficiency ratio excluding net gains and losses on the sale or write down of assets and securities, for internal planning and forecasting purposes. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of June 30, 2022, Prosperity Bancshares, Inc.® is a $37.387 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma.  Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 272 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 62 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement, as well as expectations regarding the effects of the COVID-19 pandemic on Prosperity’s operating income, financial condition and cash flows. These forward‑looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; the effect, impact, potential duration or other implications of the COVID-19 pandemic; and weather. These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2021, and other reports and statements Prosperity Bancshares has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Garland	Palestine	Magnolia	Texas Tech Student Union
Bryan	Grapevine	Rusk	Magnolia Parkway
Bryan-29th Street	Grapevine Main	Seven Points	Mont Belvieu	Midland
Bryan-East	Kiest	Teague	Nederland	Wadley
Bryan-North	Lake Highlands	Tyler-Beckham	Needville	Wall Street
Caldwell	McKinney	Tyler-South Broadway	Rosenberg
College Station	McKinney Eldorado	Tyler-University	Shadow Creek	Odessa
Crescent Point	McKinney Redbud	Winnsboro	Spring	Grandview
Hearne	North Carrolton		Tomball	Grant
Huntsville	Park Cities	Houston Area	Waller	Kermit Highway
Madisonville	Plano	Houston	West Columbia	Parkway
Navasota	Plano-West	Aldine	Wharton
New Waverly	Preston Forest	Alief	Winnie	Other West Texas Area
Rock Prairie	Preston Parker	Bellaire	Wirt	Locations
Southwest Parkway	Preston Royal	Beltway		Big Spring
Tower Point	Red Oak	Clear Lake	South Texas Area -	Brownfield
Wellborn Road	Richardson	Copperfield	Corpus Christi	Brownwood
	Richardson-West	Cypress	Calallen	Cisco
Central Texas Area	Rosewood Court	Downtown	Carmel	Comanche
Austin	The Colony	Eastex	Northwest	Early
Allandale	Tollroad	Fairfield	Saratoga	Floydada
Cedar Park	Trinity Mills	First Colony	Timbergate	Gorman
Congress	Turtle Creek	Fry Road	Water Street	Levelland
Lakeway	West 15th Plano	Gessner		Littlefield
Liberty Hill	West Allen	Gladebrook	Victoria	Merkel
Northland	Westmoreland	Grand Parkway	Victoria Main	Plainview
Oak Hill	Wylie	Heights	Victoria-Navarro	San Angelo
Research Blvd		Highway 6 West	Victoria-North	Slaton
Westlake	Fort Worth	Little York	Victoria Salem	Snyder
	Haltom City	Medical Center
Other Central Texas Area	Hulen	Memorial Drive	Other South Texas Area	Oklahoma
Locations	Keller	Northside	Locations	Central Oklahoma Area
Bastrop	Museum Place	Pasadena	Alice	Oklahoma City
Canyon Lake	Renaissance Square	Pecan Grove	Aransas Pass	23rd Street
Dime Box	Roanoke	Pin Oak	Beeville	Expressway
Dripping Springs	Stockyards	River Oaks	Colony Creek	I-240
Elgin		Sugar Land	Cuero	Memorial
Flatonia	Other Dallas/Fort Worth Area	SW Medical Center	Edna
Georgetown	Locations	Tanglewood	Goliad	Other Central Oklahoma Area
Gruene	Arlington	The Plaza	Gonzales	Locations
Kingsland	Azle	Uptown	Hallettsville	Edmond
La Grange	Ennis	Waugh Drive	Kingsville	Norman
Lexington	Gainesville	Westheimer	Mathis
New Braunfels	Glen Rose	West University	Padre Island	Tulsa Area
Pleasanton	Granbury	Woodcreek	Palacios	Tulsa
Round Rock	Grand Prairie		Port Lavaca	Garnett
San Antonio	Jacksboro	Katy	Portland	Harvard
Schulenburg	Mesquite	Cinco Ranch	Rockport	Memorial
Seguin	Muenster	Katy-Spring Green	Sinton	Sheridan
Smithville	Runaway Bay		Taft	S. Harvard
Thorndale	Sanger	The Woodlands	Yoakum	Utica Tower
Weimar	Waxahachie	The Woodlands-College Park	Yorktown	Yale
	Weatherford	The Woodlands-I-45
Dallas/Fort Worth Area		The Woodlands-Research Forest	West Texas Area	Other Tulsa Area Locations
Dallas	East Texas Area		Abilene	Owasso
14th Street Plano	Athens	Other Houston Area	Antilley Road
Abrams Centre	Blooming Grove	Locations	Barrow Street
Addison	Canton	Angleton	Cypress Street
Allen	Carthage	Bay City	Judge Ely
Balch Springs	Corsicana	Beaumont	Mockingbird
Camp Wisdom	Crockett	Cleveland
Carrollton	Eustace	East Bernard	Lubbock
Cedar Hill	Gilmer	El Campo	4th Street
Coppell	Grapeland	Dayton	66th Street
East Plano	Gun Barrel City	Galveston	82nd Street
Euless	Jacksonville	Groves	86th Street
Frisco	Kerens	Hempstead	98th Street
Frisco Warren	Longview	Hitchcock	Avenue Q
Frisco-West	Mount Vernon	Liberty	North University

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Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Balance Sheet Data (at period end)
Loans held for sale	$3,350	$2,810	$7,274	$10,197	$9,080
Loans held for investment	17,067,871	16,720,173	16,833,171	16,949,486	17,147,146
Loans held for investment - Warehouse Purchase Program	1,137,623	1,344,541	1,775,699	1,998,049	2,095,559
Total loans	18,208,844	18,067,524	18,616,144	18,957,732	19,251,785

Investment securities(A)	14,912,313	14,798,127	12,818,901	12,629,368	11,918,691
Federal funds sold	201	274	241	237	281
Allowance for credit losses on loans	(283,959)	(285,163)	(286,380)	(287,187)	(302,884)
Cash and due from banks	393,716	1,560,321	2,547,739	1,055,386	1,059,879
Goodwill	3,231,636	3,231,636	3,231,636	3,231,636	3,231,636
Core deposit intangibles, net	56,483	59,064	61,684	64,539	67,417
Other real estate owned	1,555	1,705	622	150	144
Fixed assets, net	335,939	336,075	319,799	322,799	324,502
Other assets	530,528	501,623	523,584	537,459	548,473
Total assets	$37,387,256	$38,271,186	$37,833,970	$36,512,119	$36,099,924

Noninterest-bearing deposits	$11,032,184	$10,776,652	$10,750,034	$10,326,489	$10,099,149
Interest-bearing deposits	18,833,434	20,291,658	20,021,728	19,125,163	19,011,092
Total deposits	29,865,618	31,068,310	30,771,762	29,451,652	29,110,241
Other borrowings	300,000	—	—	—	—
Securities sold under repurchase agreements	481,785	440,891	448,099	440,969	433,069
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	188,079	227,614	156,926	244,110	216,330
Total liabilities	30,865,429	31,766,762	31,406,734	30,166,678	29,789,587
Shareholders' equity(B)	6,521,827	6,504,424	6,427,236	6,345,441	6,310,337
Total liabilities and equity	$37,387,256	$38,271,186	$37,833,970	$36,512,119	$36,099,924

(A) Includes $1,517, $2,115, $2,290, $2,483 and $1,394 in unrealized gains on available for sale securities for the quarterly periods ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively.

(B) Includes $1,198 $1,671, $1,809, $1,961 and $1,101 in after-tax unrealized gains on available for sale securities for the quarterly periods ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Income Statement Data
Interest income:
Loans	$192,770	$193,025	$206,209	$213,821	$216,803	$385,795	$449,878
Securities(C)	64,111	55,011	46,857	46,217	43,708	119,122	82,385
Federal funds sold and other earning assets	925	847	563	302	340	1,772	691
Total interest income	257,806	248,883	253,629	260,340	260,851	506,689	532,954

Interest expense:
Deposits	8,641	8,754	8,685	11,578	15,288	17,395	32,650
Other borrowings	450	—	—	—	—	450	—
Securities sold under repurchase agreements	244	185	184	195	164	429	323
Total interest expense	9,335	8,939	8,869	11,773	15,452	18,274	32,973
Net interest income	248,471	239,944	244,760	248,567	245,399	488,415	499,981
Provision for credit losses	—	—	—	—	—	—	—
Net interest income after provision for credit losses	248,471	239,944	244,760	248,567	245,399	488,415	499,981

Noninterest income:
Nonsufficient funds (NSF) fees	8,484	8,124	8,401	7,962	6,560	16,608	13,247
Credit card, debit card and ATM card income	8,880	8,179	8,894	8,837	8,918	17,059	16,949
Service charges on deposit accounts	6,365	6,211	6,237	6,115	6,062	12,576	12,040
Trust income	2,875	2,703	2,698	2,467	2,276	5,578	5,113
Mortgage income	502	455	685	1,396	2,914	957	6,221
Brokerage income	917	892	953	861	795	1,809	1,506
Bank owned life insurance income	1,293	1,283	1,317	1,325	1,294	2,576	2,586
Net gain (loss) on sale or write-down of assets	1,108	689	1,165	255	(244)	1,797	(323)
Other noninterest income	7,170	6,586	5,407	5,427	6,981	13,756	12,225
Total noninterest income	37,594	35,122	35,757	34,645	35,556	72,716	69,564

Noninterest expense:
Salaries and benefits	80,371	79,411	76,496	78,412	75,611	159,782	155,648
Net occupancy and equipment	8,039	7,848	8,140	8,165	8,046	15,887	15,879
Credit and debit card, data processing and software amortization	9,246	8,849	9,050	9,103	8,718	18,095	16,951
Regulatory assessments and FDIC insurance	2,851	2,850	2,801	2,497	2,670	5,701	5,340
Core deposit intangibles amortization	2,581	2,620	2,855	2,878	2,887	5,201	5,818
Depreciation	4,539	4,547	4,518	4,524	4,513	9,086	9,053
Communications	3,206	2,919	3,134	3,013	2,982	6,125	5,881
Other real estate expense	195	214	24	30	198	409	442
Net loss (gain) on sale or write-down of other real estate	14	(621)	2	4	(1,839)	(607)	(2,726)
Other noninterest expense	11,836	11,213	12,518	11,189	11,405	23,049	21,981
Total noninterest expense	122,878	119,850	119,538	119,815	115,191	242,728	234,267
Income before income taxes	163,187	155,216	160,979	163,397	165,764	318,403	335,278
Provision for income taxes	34,697	32,890	34,192	34,807	35,153	67,587	71,358
Net income available to common shareholders	$128,490	$122,326	$126,787	$128,590	$130,611	$250,816	$263,920

(C) Interest income on securities was reduced by net premium amortization of $11,450, $12,857, $16,006, $15,141 and $14,436 for the three months ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively, and $24,307 and $27,280 for the six months ended June 30, 2022 and June 30, 2021, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended							Year-to-Date
	Jun 30, 2022		Mar 31, 2022		Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022		Jun 30, 2021

Profitability
Net income (D) (E)	$128,490		$122,326		$126,787	$128,590	$130,611	$250,816		$263,920

Basic earnings per share	$1.40		$1.33		$1.38	$1.39	$1.41	$2.73		$2.84
Diluted earnings per share	$1.40		$1.33		$1.38	$1.39	$1.41	$2.73		$2.84

Return on average assets (F)	1.36%		1.29%		1.37%	1.42%	1.45%	1.32%		1.49%
Return on average common equity (F)	7.84%		7.54%		7.91%	8.07%	8.31%	7.69%		8.46%
Return on average tangible common equity (F) (G)	15.73%		15.30%		16.26%	16.72%	17.49%	15.52%		17.95%
Tax equivalent net interest margin (D) (E) (H)	2.97%		2.88%		2.97%	3.10%	3.11%	2.92%		3.26%
Efficiency ratio (G) (I)	43.12%		43.68%		42.79%	42.34%	40.96%	43.40%		41.11%

Liquidity and Capital Ratios
Equity to assets	17.44%		17.00%		16.99%	17.38%	17.48%	17.44%		17.48%
Common equity tier 1 capital	15.26%	(J)	15.32%	(J)	15.10%	14.84%	15.26%	15.26%	(J)	15.26%
Tier 1 risk-based capital	15.26%	(J)	15.32%	(J)	15.10%	14.84%	15.26%	15.26%	(J)	15.26%
Total risk-based capital	15.91%	(J)	15.99%	(J)	15.45%	15.20%	15.71%	15.91%	(J)	15.71%
Tier 1 leverage capital	9.58%	(J)	9.44%	(J)	9.62%	9.55%	9.50%	9.58%	(J)	9.50%
Period end tangible equity to period end tangible assets (G)	9.48%		9.19%		9.07%	9.18%	9.18%	9.48%		9.18%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	91,772		92,161		92,162	92,683	92,935	91,965		92,895
Diluted	91,772		92,161		92,162	92,683	92,935	91,965		92,895
Period end shares outstanding	91,196		92,160		92,170	92,160	92,935	91,196		92,935
Cash dividends paid per common share	$0.52		$0.52		$0.52	$0.49	$0.49	$1.04		$0.98
Book value per common share	$71.51		$70.58		$69.73	$68.85	$67.90	$71.51		$67.90
Tangible book value per common share (G)	$35.46		$34.87		$34.00	$33.09	$32.40	$35.46		$32.40

Common Stock Market Price
High	$73.50		$80.46		$78.67	$72.97	$78.06	$80.46		$83.02
Low	$64.69		$69.08		$68.53	$64.40	$69.83	$64.69		$66.45
Period end closing price	$68.27		$69.38		$72.35	$71.13	$71.80	$68.27		$71.80
Employees – FTE (excluding overtime)	3,576		3,595		3,704	3,625	3,724	3,576		3,724
Number of banking centers	272		272		273	273	274	272		274

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Loan discount accretion
ASC 310-20	$(265)	$4,674	$4,635	$3,761	$9,731	$4,409	$23,044
ASC 310-30	$324	$521	$731	$1,618	$2,462	$845	$5,489
Securities net amortization	$12	$52	$139	$136	$171	$64	$282
Time deposits amortization	$84	$100	$127	$201	$327	$184	$834

(E) Using effective tax rate of 21.3, 21.2%, 21.2%, 21.3% and 21.2% for the three months ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively, and 21.2% and 21.3% for the six months ended June 30, 2022 and June 30, 2021, respectively.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(J)  Beginning on January 1, 2022, the cumulative amount of the current expected credit loss (“CECL”) transition adjustments is being phased in over a three-year transition period.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Jun 30, 2022				Mar 31, 2022				Jun 30, 2021
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(K)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(K)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(K)
Interest-earning assets:
Loans held for sale	$3,199	$40	5.02%		$4,611	$40	3.52%		$13,716	$109	3.19%
Loans held for investment	16,799,609	182,286	4.35%		16,712,690	183,033	4.44%		17,305,259	200,817	4.65%
Loans held for investment - Warehouse Purchase Program	1,257,521	10,444	3.33%		1,268,715	9,952	3.18%		1,984,305	15,877	3.21%
Total Loans	18,060,329	192,770	4.28%		17,986,016	193,025	4.35%		19,303,280	216,803	4.50%
Investment securities	14,989,666	64,111	1.72%	(L)	13,772,974	55,011	1.62%	(L)	11,180,948	43,708	1.57%	(L)
Federal funds sold and other earning assets	540,907	925	0.69%		2,135,503	847	0.16%		1,221,993	340	0.11%
Total interest-earning assets	33,590,902	257,806	3.08%		33,894,493	248,883	2.98%		31,706,221	260,851	3.30%
Allowance for credit losses on loans	(284,550)				(285,692)				(306,059)
Noninterest-earning assets	4,448,060				4,458,669				4,695,860
Total assets	$37,754,412				$38,067,470				$36,096,022

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,437,614	$2,154	0.13%		$6,775,114	$2,452	0.15%		$6,281,068	$5,471	0.35%
Savings and money market deposits	10,702,273	4,473	0.17%		10,870,461	4,026	0.15%		9,872,624	5,490	0.22%
Certificates and other time deposits	2,409,663	2,014	0.34%		2,637,529	2,276	0.35%		2,980,186	4,327	0.58%
Other borrowings	112,582	450	1.60%		—	—	—		—	—	—
Securities sold under repurchase agreements	463,108	244	0.21%		452,054	185	0.17%		383,975	164	0.17%
Total interest-bearing liabilities	20,125,240	9,335	0.19%	(M)	20,735,158	8,939	0.17%	(M)	19,517,853	15,452	0.32%	(M)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,855,802				10,636,624				10,062,085
Allowance for credit losses on off-balance sheet credit exposures	29,947				29,947				29,947
Other liabilities	186,344				176,360				198,748
Total liabilities	31,197,333				31,578,089				29,808,633
Shareholders' equity	6,557,079				6,489,381				6,287,389
Total liabilities and shareholders' equity	$37,754,412				$38,067,470				$36,096,022

Net interest income and margin		$248,471	2.97%			$239,944	2.87%			$245,399	3.10%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		445				472				586
Net interest income and margin (tax equivalent basis)		$248,916	2.97%			$240,416	2.88%			$245,985	3.11%

(K) Annualized and based on an actual 365-day basis.

(L) Yield on securities was impacted by net premium amortization of $11,450, $12,857 and $14,436 for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

(M) Total cost of funds, including noninterest bearing deposits, was 0.12%, 0.12% and 0.21% for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Jun 30, 2022				Jun 30, 2021
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(N)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(N)
Interest-earning assets:
Loans held for sale	$3,901	$80	4.14%		$23,468	$347	2.98%
Loans held for investment	16,756,345	365,319	4.40%		17,292,235	414,795	4.84%
Loans held for investment - Warehouse Purchase Program	1,263,132	20,396	3.26%		2,175,888	34,736	3.22%
Total loans	18,023,378	385,795	4.32%		19,491,591	449,878	4.65%
Investment securities	14,384,681	119,122	1.67%	(O)	10,170,508	82,385	1.63%	(O)
Federal funds sold and other earning assets	1,333,800	1,772	0.27%		1,363,533	691	0.10%
Total interest-earning assets	33,741,859	506,689	3.03%		31,025,632	532,954	3.46%
Allowance for credit losses on loans	(285,118)				(310,798)
Noninterest-earning assets	4,453,117				4,609,640
Total assets	$37,909,858				$35,324,474

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,605,431	$4,606	0.14%		$6,197,235	$11,414	0.37%
Savings and money market deposits	10,785,902	8,499	0.16%		9,647,594	11,243	0.24%
Certificates and other time deposits	2,522,966	4,290	0.34%		3,005,761	9,993	0.67%
Other borrowings	56,602	450	1.60%		—	—	—
Securities sold under repurchase agreements	457,612	429	0.19%		380,339	323	0.17%
Total interest-bearing liabilities	20,428,513	18,274	0.18%	(P)	19,230,929	32,973	0.35%	(P)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,746,819				9,636,800
Allowance for credit losses on off-balance sheet credit exposures	29,947				29,947
Other liabilities	181,157				184,023
Total liabilities	31,386,436				29,081,699
Shareholders' equity	6,523,422				6,242,775
Total liabilities and shareholders' equity	37,909,858				$35,324,474

Net interest income and margin		$488,415	2.92%			$499,981	3.25%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		917				1,222
Net interest income and margin (tax equivalent basis)		$489,332	2.92%			$501,203	3.26%

(N) Annualized and based on an actual 365-day basis.

(O) Yield on securities was impacted by net premium amortization of $24,307 and $27,280 for the six months ended June 30, 2022 and 2021, respectively.

(P) Total cost of funds, including noninterest bearing deposits, was 0.12% and 0.23% for the six months ended June 30, 2022 and 2021, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
YIELD TREND (Q)

Interest-Earning Assets:
Loans held for sale	5.02%	3.52%	3.20%	3.08%	3.19%
Loans held for investment	4.35%	4.44%	4.53%	4.62%	4.65%
Loans held for investment - Warehouse Purchase Program	3.33%	3.18%	3.12%	3.18%	3.21%
Total loans	4.28%	4.35%	4.40%	4.48%	4.50%
Investment securities (R)	1.72%	1.62%	1.46%	1.50%	1.57%
Federal funds sold and other earning assets	0.69%	0.16%	0.16%	0.16%	0.11%
Total interest-earning assets	3.08%	2.98%	3.07%	3.24%	3.30%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.13%	0.15%	0.14%	0.24%	0.35%
Savings and money market deposits	0.17%	0.15%	0.15%	0.18%	0.22%
Certificates and other time deposits	0.34%	0.35%	0.38%	0.47%	0.58%
Other borrowings	1.60%	—	—	—	—
Securities sold under repurchase agreements	0.21%	0.17%	0.17%	0.17%	0.17%
Total interest-bearing liabilities	0.19%	0.17%	0.18%	0.24%	0.32%

Net Interest Margin	2.97%	2.87%	2.96%	3.09%	3.10%
Net Interest Margin (tax equivalent)	2.97%	2.88%	2.97%	3.10%	3.11%

(Q) Annualized and based on average balances on an actual 365-day basis.

(R) Yield on securities was impacted by net premium amortization of $11,450, $12,857, $16,006, $15,141 and $14,436 for the three months ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Balance Sheet Averages
Loans held for sale	$3,199	$4,611	$8,794	$11,714	$13,716
Loans held for investment	16,799,609	16,712,690	16,830,163	17,102,998	17,305,259
Loans held for investment - Warehouse Purchase Program	1,257,521	1,268,715	1,772,971	1,836,252	1,984,305
Total Loans	18,060,329	17,986,016	18,611,928	18,950,964	19,303,280

Investment securities	14,989,666	13,772,974	12,751,857	12,184,964	11,180,948
Federal funds sold and other earning assets	540,907	2,135,503	1,393,859	734,787	1,221,993
Total interest-earning assets	33,590,902	33,894,493	32,757,644	31,870,715	31,706,221
Allowance for credit losses on loans	(284,550)	(285,692)	(287,191)	(301,011)	(306,059)
Cash and due from banks	309,223	326,552	329,406	570,765	521,737
Goodwill	3,231,637	3,231,637	3,231,637	3,231,637	3,231,637
Core deposit intangibles, net	57,728	60,346	63,091	65,955	68,830
Other real estate	1,639	1,893	321	279	3,001
Fixed assets, net	336,242	327,297	321,524	323,584	326,570
Other assets	511,591	510,944	530,603	536,745	544,085
Total assets	$37,754,412	$38,067,470	$36,947,035	$36,298,669	$36,096,022

Noninterest-bearing deposits	$10,855,802	$10,636,624	$10,587,441	$10,286,062	$10,062,085
Interest-bearing demand deposits	6,437,614	6,775,114	6,196,283	6,089,678	6,281,068
Savings and money market deposits	10,702,273	10,870,461	10,286,650	9,944,664	9,872,624
Certificates and other time deposits	2,409,663	2,637,529	2,766,123	2,897,123	2,980,186
Total deposits	30,405,352	30,919,728	29,836,497	29,217,527	29,195,963
Other borrowings	112,582	—	—	—	—
Securities sold under repurchase agreements	463,108	452,054	432,981	448,338	383,975
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	186,344	176,360	234,746	229,502	198,748
Shareholders' equity	6,557,079	6,489,381	6,412,864	6,373,355	6,287,389
Total liabilities and equity	$37,754,412	$38,067,470	$36,947,035	$36,298,669	$36,096,022

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Jun 30, 2022		Mar 31, 2022		Dec 31, 2021		Sep 30, 2021		Jun 30, 2021
Period End Balances

Loan Portfolio
Commercial and industrial	$2,155,727	11.8%	$2,007,783	11.1%	$2,050,631	11.0%	$1,841,899	9.7%	$2,021,951	10.5%
Warehouse purchase program	1,137,623	6.2%	1,344,541	7.4%	1,775,699	9.5%	1,998,049	10.6%	2,095,559	10.9%
Construction, land development and other land loans	2,460,526	13.5%	2,327,837	12.9%	2,299,715	12.4%	2,269,417	12.0%	2,147,474	11.2%
1-4 family residential	5,156,200	28.3%	4,970,620	27.5%	4,860,419	26.1%	4,709,468	24.8%	4,531,589	23.5%
Home equity	932,725	5.1%	870,130	4.8%	808,289	4.4%	746,426	3.9%	637,431	3.3%
Commercial real estate (includes multi-family residential)	4,967,662	27.3%	5,150,555	28.5%	5,251,368	28.2%	5,550,841	29.3%	5,681,184	29.5%
Agriculture (includes farmland)	665,960	3.7%	617,418	3.4%	620,338	3.3%	631,497	3.3%	590,135	3.1%
Consumer and other	274,532	1.5%	246,433	1.4%	288,496	1.6%	274,980	1.5%	264,652	1.4%
Energy	430,339	2.4%	445,949	2.5%	491,305	2.6%	569,314	3.0%	501,821	2.6%
Paycheck Protection Program	27,550	0.2%	86,258	0.5%	169,884	0.9%	365,841	1.9%	779,989	4.0%
Total loans	$18,208,844		$18,067,524		$18,616,144		$18,957,732		$19,251,785

Deposit Types
Noninterest-bearing DDA	$11,032,184	36.9%	$10,776,652	34.7%	$10,750,034	34.9%	$10,326,489	35.0%	$10,099,149	34.7%
Interest-bearing DDA	6,331,314	21.2%	6,603,934	21.2%	6,741,092	21.9%	6,088,923	20.7%	6,185,115	21.2%
Money market	6,646,726	22.3%	7,603,329	24.5%	7,178,904	23.3%	6,864,664	23.3%	6,706,252	23.0%
Savings	3,597,820	12.0%	3,543,300	11.4%	3,401,727	11.1%	3,293,850	11.2%	3,160,606	10.9%
Certificates and other time deposits	2,257,574	7.6%	2,541,095	8.2%	2,700,005	8.8%	2,877,726	9.8%	2,959,119	10.2%
Total deposits	$29,865,618		$31,068,310		$30,771,762		$29,451,652		$29,110,241

Loan to Deposit Ratio	61.0%		58.2%		60.5%		64.4%		66.1%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Jun 30, 2022		Mar 31, 2022		Dec 31, 2021		Sep 30, 2021		Jun 30, 2021

Single family residential construction	$911,443	37.0%	$816,072	35.0%	$728,393	31.7%	$659,248	29.0%	$624,954	29.1%
Land development	133,398	5.4%	103,853	4.5%	99,099	4.3%	92,623	4.1%	97,709	4.6%
Raw land	316,750	12.9%	310,987	13.4%	322,673	14.0%	315,803	13.9%	245,484	11.4%
Residential lots	223,703	9.1%	212,029	9.1%	206,978	9.0%	195,201	8.6%	165,645	7.7%
Commercial lots	184,794	7.5%	183,760	7.9%	184,901	8.0%	169,189	7.5%	153,714	7.2%
Commercial construction and other	690,453	28.1%	701,148	30.1%	757,687	33.0%	837,436	36.9%	860,069	40.0%
Net unaccreted discount	(15)		(12)		(16)		(83)		(101)
Total construction loans	$2,460,526		$2,327,837		$2,299,715		$2,269,417		$2,147,474

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of June 30, 2022

	Houston	Dallas	Austin	OK City	Tulsa	Other (S)	Total
Collateral Type
Shopping center/retail	$332,853	$262,721	$52,529	$18,757	$27,588	$278,111	$972,559
Commercial and industrial buildings	145,805	76,015	14,960	32,554	16,584	163,430	449,348
Office buildings	94,768	378,379	27,539	69,217	4,532	69,667	644,102
Medical buildings	97,855	19,913	2,547	21,126	40,062	75,306	256,809
Apartment buildings	104,393	64,513	11,774	14,060	8,153	171,424	374,317
Hotel	93,324	69,380	44,658	28,148	—	132,699	368,209
Other	74,843	75,197	28,423	7,480	2,724	70,620	259,287
Total	$943,841	$946,118	$182,430	$191,342	$99,643	$961,257	$3,324,631	(T)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Mar 31, 2022	Balance at Jun 30, 2022	Balance at Acquisition Date	Balance at Mar 31, 2022	Balance at Jun 30, 2022	Balance at Acquisition Date		Balance at Mar 31, 2022	Balance at Jun 30, 2022
Loan marks:
Acquired banks (U)	$345,599	$3,469	$3,734	$320,052	$4,317	$3,993	$665,651		$7,786	$7,727

Acquired portfolio loan balances:
Acquired banks (U)	12,286,159	1,868,511	1,559,270	689,573	72,992	68,125	12,975,732	(V)	1,941,503	1,627,395

Acquired portfolio loan balances less loan marks	$11,940,560	$1,865,042	$1,555,536	$369,521	$68,675	$64,132	$12,310,081		$1,933,717	$1,619,668

(S) Includes other MSA and non-MSA regions.

(T) Represents a portion of total commercial real estate loans of $4.968 billion as of June 30, 2022.

(U) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank and LegacyTexas Bank.

(V) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Asset Quality
Nonaccrual loans	$20,619	$21,765	$26,269	$35,035	$32,880	$20,619	$32,880
Accruing loans 90 or more days past due	13	3,695	887	1,038	330	13	330
Total nonperforming loans	20,632	25,460	27,156	36,073	33,210	20,632	33,210
Repossessed assets	—	19	310	326	310	—	310
Other real estate	1,555	1,705	622	150	144	1,555	144
Total nonperforming assets	$22,187	$27,184	$28,088	$36,549	$33,664	$22,187	$33,664

Nonperforming assets:
Commercial and industrial (includes energy)	$2,964	$4,403	$6,150	$8,199	$8,613	$2,964	$8,613
Construction, land development and other land loans	1,866	1,761	1,841	803	1,423	1,866	1,423
1-4 family residential (includes home equity)	14,335	11,899	11,990	11,117	11,681	14,335	11,681
Commercial real estate (includes multi-family residential)	2,448	7,685	7,276	15,691	11,266	2,448	11,266
Agriculture (includes farmland)	567	1,402	816	643	661	567	661
Consumer and other	7	34	15	96	20	7	20
Total	$22,187	$27,184	$28,088	$36,549	$33,664	$22,187	$33,664
Number of loans/properties	160	147	157	155	152	160	152
Allowance for credit losses on loans	$283,959	$285,163	$286,380	$287,187	$302,884	$283,959	$302,884

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$(197)	$14	$177	$3,763	$3,529	$(183)	$5,113
Construction, land development and other land loans	(5)	430	(162)	(4)	(105)	425	(110)
1-4 family residential (includes home equity)	(32)	87	(72)	66	(6)	55	41
Commercial real estate (includes multi-family residential)	395	(366)	(10)	11,180	517	29	7,106
Agriculture (includes farmland)	(9)	(103)	(102)	(63)	(9)	(112)	24
Consumer and other	1,052	1,155	976	755	400	2,207	1,010
Total	$1,204	$1,217	$807	$15,697	$4,326	$2,421	$13,184

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.07%	0.08%	0.09%	0.11%	0.11%	0.07%	0.11%
Nonperforming assets to loans and other real estate	0.12%	0.15%	0.15%	0.19%	0.17%	0.12%	0.17%
Net charge-offs to average loans (annualized)	0.03%	0.03%	0.02%	0.33%	0.09%	0.03%	0.14%
Allowance for credit losses on loans to total loans	1.56%	1.58%	1.54%	1.51%	1.57%	1.56%	1.57%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans and Paycheck Protection Program loans (G)	1.67%	1.71%	1.72%	1.73%	1.85%	1.67%	1.85%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and PPP loans; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses on loans to total loans (excluding Warehouse Purchase Program loans and PPP loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$128,490	$122,326	$126,787	$128,590	$130,611	$250,816	$263,920
Average shareholders' equity	$6,557,079	$6,489,381	$6,412,864	$6,373,355	$6,287,389	$6,523,422	$6,242,775
Less: Average goodwill and other intangible assets	(3,289,365)	(3,291,983)	(3,294,728)	(3,297,592)	(3,300,467)	(3,290,667)	(3,302,718)
Average tangible shareholders’ equity	$3,267,714	$3,197,398	$3,118,136	$3,075,763	$2,986,922	$3,232,755	$2,940,057
Return on average tangible common equity (F)	15.73%	15.30%	16.26%	16.72%	17.49%	15.52%	17.95%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$6,521,827	$6,504,424	$6,427,236	$6,345,441	$6,310,337	$6,521,827	$6,310,337
Less: Goodwill and other intangible assets	(3,288,119)	(3,290,700)	(3,293,320)	(3,296,175)	(3,299,053)	(3,288,119)	(3,299,053)
Tangible shareholders’ equity	$3,233,708	$3,213,724	$3,133,916	$3,049,266	$3,011,284	$3,233,708	$3,011,284

Period end shares outstanding	91,196	92,160	92,170	92,160	92,935	91,196	92,935
Tangible book value per share	$35.46	$34.87	$34.00	$33.09	$32.40	$35.46	$32.40

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,233,708	$3,213,724	$3,133,916	$3,049,266	$3,011,284	$3,233,708	$3,011,284
Total assets	$37,387,256	$38,271,186	$37,833,970	$36,512,119	$36,099,924	$37,387,256	$36,099,924
Less: Goodwill and other intangible assets	(3,288,119)	(3,290,700)	(3,293,320)	(3,296,175)	(3,299,053)	(3,288,119)	(3,299,053)
Tangible assets	$34,099,137	$34,980,486	$34,540,650	$33,215,944	$32,800,871	$34,099,137	$32,800,871
Period end tangible equity to period end tangible assets ratio	9.48%	9.19%	9.07%	9.18%	9.18%	9.48%	9.18%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and Paycheck Protection Program loans:
Allowance for credit losses on loans	$283,959	$285,163	$286,380	$287,187	$302,884	$283,959	$302,884
Total loans	$18,208,844	$18,067,524	$18,616,144	$18,957,732	$19,251,785	$18,208,844	$19,251,785
Less: Warehouse Purchase Program loans	(1,137,623)	(1,344,541)	(1,775,699)	(1,998,049)	(2,095,559)	(1,137,623)	(2,095,559)
Less: Paycheck Protection Program loans	(27,550)	(86,258)	(169,884)	(365,841)	(779,989)	(27,550)	(779,989)
Total loans less Warehouse Purchase Program and Paycheck Protection Program loans	$17,043,671	$16,636,725	$16,670,561	$16,593,842	$16,376,237	$17,043,671	$16,376,237
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and Paycheck Protection Program loans	1.67%	1.71%	1.72%	1.73%	1.85%	1.67%	1.85%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale of assets and securities:
Noninterest expense	$122,878	$119,850	$119,538	$119,815	$115,191	$242,728	$234,267

Net interest income	$248,471	$239,944	$244,760	$248,567	$245,399	$488,415	$499,981
Noninterest income	37,594	35,122	35,757	34,645	35,556	72,716	69,564
Less: net gain (loss) on sale or write down of assets	1,108	689	1,165	255	(244)	1,797	(323)
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	36,486	34,433	34,592	34,390	35,800	70,919	69,887
Total income excluding net gains and losses on the sale or write down of assets and securities	$284,957	$274,377	$279,352	$282,957	$281,199	$559,334	$569,868
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities	43.12%	43.68%	42.79%	42.34%	40.96%	43.40%	41.11%